©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Sera Prognostics Update September 25, 2023

Disclaimer ©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The company has no obligation to provide any updates to these forward-looking statements, even if its expectations change, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company’s Registration Statement on Form S-1, most recent Annual Report on Form 10-K, and/or subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company’s other filings with the SEC. The information in this presentation should be considered in conjunction with a review of the company’s filings with the SEC including the information in the company’s Registration Statement on Form S-1, most recent Annual Report on Form 10-K, and/or subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Sera Prognostics aims to be a global leader in high-value women’s health diagnostics, delivering pivotal pregnancy information to improve the health of women and newborns, and to simultaneously improve the economics of healthcare Our Vision ©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

Who We Are – The Pregnancy Company® ©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. • Proteomics and bioinformatics platform company focusing on creating valuable pregnancy information to improve the well-being of mothers and babies • Long-term goal to comprehensively characterize pregnancy and build pregnancy information tools/ apps/services that benefit patients, doctors, insurers, researchers and other pregnancy stakeholders • We are working to extend our strong clinical and scientific data in our journey to build expansive data and insights into pregnancy • We have assembled a team of dedicated individuals with demonstrated expertise and knowledge to accomplish our vision

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Extensible Proprietary Bioinformatics and Proteomics Platform

Predictor Est. U.S. Prevalence in Pregnancy Discovery Verification Validation Commercialized Upcoming Expected Milestones and Anticipated Timing PreTRM® Test for Risk of Preterm Birth 10% • Publications of additional clinical and economic outcome studies (2024-2025) • PRIME: interim in late 2023; final expected 12-15 months from full enrollment Preeclampsia with PreTRM® 5-8% • Submission of validation data in 2023 Time-to-Birth 56% • Public release of validation results in 2024 Gestational Diabetes Mellitus (GDM) 10% • Select lead GDM predictor candidate for validation (2024) Pregnancy Risk Prediction Panel 30% • Research underway to assess which risk factors and other major pregnancy complications to be included Sera’s Robust Biomarker Pregnancy Pipeline ©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. 1. Company estimate.

U.S. Preterm Birth Crisis

Prevalence

- Preterm birth (PTB) is defined as any delivery occurring before 37 weeks' gestation
- U.S. preterm birth rate now at 10.5%, over 10% for 4 consecutive years[1]
- A leading cause of neonatal morbidity and mortality, ~22,000 annual newborn deaths from prematurity[1]
- Additionally, the health equity gap continues to increase among underserved populations[1]

Significant Cost to Mothers, Babies and Healthcare System

- $25 billion in annual U.S. healthcare costs to manage profound short- and long-term medical complications[2]
- $65,000 average expense per preterm delivery[2]
- Long-term effects on individuals, families and societies


HEALTHY MOMS. STRONG BABIES.
2022 MARCH OF DIMES REPORT CARD
The 2022 March of Dimes Report Card continues to elevate the latest data on infant and neonatal outcomes and maternal risk factors. We continue to provide updated measures on preterm birth, infant mortality, social drivers of health, rates of low-risk Cesarean births and inadequate prenatal care. This year we include an update to our social drivers of health by including the Maternal Vulnerability Index (MVI).
This year's report card highlights a worsening state of maternal and infant health with increases in preterm birth and low-risk Cesarean births. Additionally, the health equity gap continues to increase among these outcomes. Comprehensive data collection and analysis of these measures inform the development of policies and programs that move us closer to health equity. As in previous years, the Report Card presents policies and programs that can help improve equitable maternal and infant health outcomes for families across the country.
UNITED STATES
PRETERM BIRTH GRADE
D+
PRETERM BIRTH RATE
10.5%
Percentage of live births born preterm
2011
2021
10.5
PRETERM BIRTH RATES AND GRADES BY STATE
D+
(10.5)
GRADE
A Less than or equal to 7.7%.
A- Preterm birth rate of 7.8 to 8.1%.
B+ Preterm birth rate of 8.2 to 8.5%.
B Preterm birth rate of 8.6 to 8.9%.
B- Preterm birth rate of 9.0 to 9.2%.
C+ Preterm birth rate of 9.3 to 9.6%.
C Preterm birth rate of 9.7 to 10.0%.
C- Preterm birth rate of 10.1 to 10.3%.
D+ Preterm birth rate of 10.4 to 10.7%.
D Preterm birth rate of 10.8 to 11.1%.
D- Preterm birth rate of 11.2 to 11.4%.
F Preterm birth rate greater than or equal to 11.5%.
Preterm is less than 37 completed weeks of gestation, based on obstetric estimate of gestational age.
Grades assigned by March of Dimes Perinatal Data Center.
Puerto Rico is not included in the United States total.
Source: Preterm birth rates are from the National Center for Health Statistics, 2021 final natality data and U.S. Territories natality data.
THE 2022 MARCH OF DIMES REPORT CARD:
STARK AND UNACCEPTABLE DISPARITIES PERSIST ALONGSIDE A TROUBLING RISE IN PRETERM BIRTH RATES
March of Dimes recommends state policy actions that are rooted in addressing disparities in maternal and infant health outcomes, see www.marchofdimes.org/reportcard
For details on data sources and calculations, see Technical Notes: https://bit.ly/ReportCardTechnicalNotes
© 2022 March of Dimes

1. March of Dimes Report Card —November 2022.
2. Preterm birth lifetime costs in the United States in 2016, Norman J Waitzman, Ali Jalali, Scott D Grosse.

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

- 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 $- $100 $200 $300 $400 $500 $600 $700 24 25 26 27 28 29 30 31 32 33 34 35 36 A n n u a l N u m b e r o f B ir th s A ve ra g e C o s t P e r P T B ( th o u s a n d s ) Gestational Age at Birth (weeks) Number PTB Ave Cost/PTB of Costs Occur in Births <35 Weeks Approx. 89% 1. Martin JA, Hamilton B, et al. (2015). Births: Final Data for 2013. National Vital Statistics Report. Centers for Disease Control and Prevention 2. Phibbs: Estimates of the cost and length of stay changes that can be attributed to one-week increases in gestational age for premature infants. Early Hum Dvlpt. 2006;82:85-95, adjusted for inflation. Distribution of U.S. Preterm Births and Estimated Average First Year of Life Cost per PTB by Gestational Age at Birth (1)(2) ≤ . ©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Economic Benefit of a Test Enabling Effective Interventions Has Profound Impact

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. PAPR Study • Groundbreaking prediction validation study • 5,501 patients, 11 U.S. sites • Validated proprietary biomarker signature highly predictive of preterm birth risk • Results demonstrate strong prediction of preterm birth occurring before 37 weeks, and even stronger prediction before 35 weeks TREETOP Study • 5,011 patients, 18 U.S. sites • Broadly validates biomarker prediction of: – Any preterm delivery <32 weeks’ gestation – Adverse neonatal outcomes – Neonatal hospital length of stay • Identifies pregnancies at highest risk for severe complications PAPR & TREETOP Studies: Validating Biomarker Signature for Preterm Birth Risk

PREVENT-PTB Prospective Randomized Controlled Study Readout Published July 16, 2021 in *American Journal of Perinatology*

Overview

- Assessed benefit of identifying higher risk pregnancies coupled with earlier proactive interventions vs. standard practice
- 1,208 patients enrolled,, conducted at Intermountain Healthcare in Utah
- Examined outcomes of clinical and economic importance, including NICU length of stay, total hospitalization length of stay reduction, and neonatal morbidity/mortality
- Data show a clear benefit of the PreTRM test-and-treat strategy compared to standard care
  - Hospital and NICU length-of-stay reduced by more than 70%
  - Severe neonatal morbidity or death reduced by 66% across infants affected by complications of prematurity
  - Significantly faster NICU discharge rates of all deliveries, any preterm deliveries and spontaneous preterm deliveries
  - Observed 23-80% reductions in preterm delivery rates across all three reported intervals of prematurity in infants born <37, <35 or <32 weeks' gestation

Impact of PreTRM Test and Treat Strategy on NICU Length of Stay

	Control Arm (n=592)		Screened Arm (n=589)		
Outcome	**Number Median** (Days)		**Number Median** (Days)	**(%) Reduction**	**P-value**
NICU stay admitted sPTBs	5 45.5	→	6 6.8	85.1%	0.008
NICU stay admitted PTBs	12 35.6	→	10 7.6	78.7%	0.038

PreTRM test and treat strategy demonstrated statistically significant reduction, approx. 80%, in median NICU length of stay

Length of stay in the NICU is an important measure of the clinical and economic impact of preterm birth

SERA PROGNOSTICS®
The Pregnancy Company®

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

• Collaboration with Elevance based on health economic analysis from HealthCore • Multicenter prospective randomized controlled study within Elevance network • Up to 6,500 participants in approx. 15 U.S. sites • Evaluates benefit of PreTRM identification of higher risk pregnancies coupled with proactive interventions • Primary outcomes are hospital length of stay and neonatal morbidity / mortality • Builds data that can be a template for future clinical use of PreTRM PRIME Study: Prematurity Risk Assessment Combined with Clinical Interventions for Improved Neonatal OutcoMEs Elevance Health (formerly Anthem) and Sera Collaborate to Improve Maternal and Neonatal Health

Published Elevance (formerly Anthem) Cost-Effectiveness Model*

Anthem Claims Data

- Analysis of >40,000 mothers and babies within commercially insured Elevance membership
  - Evaluated screening with PreTRM along with proactive interventions given to PreTRM-higher risk patients vs. standard care
  - Demonstrated robust clinical and economic impacts of the PreTRM test-and-treat strategy



Results[1]

- 20% reduction in PTB
- $1,608 gross savings, excluding a $745 PreTRM list price per pregnant woman (amortized over all pregnancies including non-tested)
- 10% reduction in neonatal intensive care admissions
- 7% reduction in overall hospital length-of-stay
- 33% reduction in births <32 weeks
- The test-and-treat strategy is dominant with respect to cost savings across all conservative probabilistic sensitivity analyses and scenarios

* Grabner M, *et al.* Cost-effectiveness of a proteomic pest for preterm birth prediction; *ClinicoEconomics and Outcomes Research* 2021:13 809–820

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Near-term Execution Accelerate PreTRM Adoption and Revenue

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. 1 Reengaging institutions with the data • PREVENT Sub-analysis • AVERT PRETERM TRIAL • PRIME • Vietnam Study • RWEs Piloting a care coordination offering Launching real-world evidence studies illustrating the value of PreTRM Distinct Levers to Near-Term Revenue

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Adding outcome evidence to our data story

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. CONFIDENTIAL A strong foundation of evidence CLINICAL STUDIES ANALYTICAL VALIDATION CLINICAL VALIDATION CLINICAL UTILITY ECONOMIC UTILITY CLINICAL MASS SPECTROMETRY | Bradford et al., 2017 Achieved robust analytical validation of protein biomarkers for risk of spontaneous preterm birth PAPR | Saade et al., 2016 AJOG editor’s choice establishing PreTRM® analytical validation ACCORDANT & ACCORDANT THRESHOLD | Burchard et al., 2021 • Modeled clinical and economic benefits of the PreTRM® test and treat strategy illustrated amongst diverse racial and ethnic backgrounds • Validated PreTRM® threshold for clinical decision-making for risk of spontaneous preterm birth (sPTB) AJP REPORTS | Caughey et al., 2016 Empirical data demonstrating the clinical and cost impact of prognostic test for early detection of preterm birth

Building on the foundation with new clinical utility evidence

CLINICAL STUDIES	ANALYTICAL VALIDATION	CLINICAL VALIDATION	CLINICAL UTILITY	ECONOMIC UTILITY
COST-EFFECTIVENESS OF A PROTEOMIC TEST FOR PRETERM BIRTH PREDICTION | Grabner et al., 2021 *Showed both improved neonatal outcomes and reduced immediate and long-term treatment costs associated with premature birth, when compared to routine care*			✓	✓
PREVENT | Branch et al., 2021 *Study demonstrates positive impact of the company's PreTRM® test and treat strategy on improving neonatal healthcare*			✓	
ACCORDANT CU (TREETOP) | Burchard et al., 2022 *Combines real-world observational data with simulation to project significant potential improvements in neonatal outcomes among racially and ethnically diverse populations*			✓	✓
PREDICTION AND PREVENTION OF PTB | Combs et al., 2023 *Study concludes that screening with the PreTRM Test followed by care management intervention and LDA prolonged pregnancy and reduced adverse outcomes*			✓	
AVERT | Hoffman et al., 2023 *PreTRM® test-and-treat strategy demonstrates statistically and clinically significant improvement in neonatal health outcomes and hospital length-of-stay*			✓	
PRIME | Iriye et al., ongoing *Further investigates the value of implementing the PreTRM® test-and-treat strategy to reduce both adverse singleton pregnancy outcomes and overall healthcare costs*			✓	✓

SERA PROGNOSTICS®
The Pregnancy Company®

CONFIDENTIAL

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. AVERT PRETERM TRIAL

Severe morbidity and mortality rates were significantly reduced

NMI scores were significantly reduced in the prospective arm vs the historical arm

(OR 0.81; 95% CI 0.67-0.98; *P*=0.03)

18%

REDUCTION

In Severe Neonatal Morbidity and Mortality* (Probability of NMI ≥ 3)

***Severe neonatal morbidity and mortality are defined as Neonatal Composite Morbidity & Mortality Index (NMI) ≥3**

- 1-4 score given (4 = infant mortality).
- The score increases by 1 point for each additional diagnosis of:
  - Respiratory distress syndrome
  - Bronchopulmonary dysplasia
  - Intraventricular hemorrhage grade III or IV
  - All stages of necrotizing enterocolitis
  - Periventricular leukomalacia
  - Proven severe sepsis
- The scale uses NICU stays to determine index scores if the length of stay gives a higher score than concomitant diagnoses: 1-4 days give a score of 1, 5-20 days a score of 2 and >20 days a score of 3.1

NMI = Neonatal Composite Morbidity & Mortality Index

Reference: Matthew K. Hoffman, Carrie Kitto, Zugui Zhang, et al. Neonatal outcomes after proteomic biomarker-guided intervention: the AVERT PRETERM TRIAL. medRxiv 2023.09.13.23295503; doi: https://doi.org/10.1101/2023.09.13.23295503

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

Gestational age at birth was increased for those at risk of earliest delivery



Gestational Age at Birth
<32 Weeks
Control Arm
(Standard of Care)
N=155
27.46
Screened Arm
(PreTRM Test + Care Management)
N=15
29.93
Increased Gestational Age at Birth on Average by
2.48 Weeks
0
20
25
30
35
Mean Gestational Age at Birth (weeks)

Reference: Matthew K. Hoffman, Carrie Kitto, Zugui Zhang, et al. Neonatal outcomes after proteomic biomarker-guided intervention: the AVERT PRETERM TRIAL. medRxiv 2023.09.13.23295503; doi: https://doi.org/10.1101/2023.09.13.23295503

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS® The Pregnancy Company®

Time spent in the hospital reduced for those at risk of earliest delivery

Neonatal length of hospital stay (days)

for babies born <32 weeks' gestation



Cox PH P = 0.046
Historical
Prospective
Mean:
97.23 Days
Mean:
68.47 Days
Proportion of Neonates Remaining in the Hospital
100%
80%
60%
40%
20%
0%
0
20
40
60
80
100
120
140
160
180
Neonatal Hospital Length of Stay (days)

Historical (Standard of Care)	155	155	147	131	121	114	98	89	79	71	63	56	53	52	50	47	45	45
Prospective (Test and Treat)	15	15	15	11	8	8	7	6	5	4	3	2	2	2	2	2	2	2



28 Day

Reduction in neonatal length of hospital stay for patients born before 32 weeks' gestation

SERA PROGNOSTICS®
The Pregnancy Company®

Reference: Matthew K. Hoffman, Carrie Kitto, Zugui Zhang, et al. Neonatal outcomes after proteomic biomarker-guided intervention: the AVERT PRETERM TRIAL. medRxiv 2023.09.13.23295503; doi: https://doi.org/10.1101/2023.09.13.23295503

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

Reduction in the time a baby stays in the hospital

Neonatal Hospital Length of Stay



Cox PH *P*=0.01
Historical
Prospective
Mean:
27.83 Days
Mean:
35.30 Days
100%
80%
60%
40%
20%
0%
Proportion of Neonates Remaining in the Hospital
0
20
40
60
80
100
120
140
160
180
Length of Stay (days)

Historical (Standard of Care)	858	588	353	231	186	158	130	117	106	96	87	80	76	75	73	70	68	68
Prospective (Test and Treat)	104	60	37	16	13	13	12	11	10	9	8	7	7	7	7	7	7	7



7 Day
Reduction in neonatal hospital length of stay

SERA PROGNOSTICS®
The Pregnancy Company®

Reference: Matthew K. Hoffman, Carrie Kitto, Zugui Zhang, et al. Neonatal outcomes after proteomic biomarker-guided intervention: the AVERT PRETERM TRIAL. medRxiv 2023.09.13.23295503; doi: https://doi.org/10.1101/2023.09.13.23295503

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. PREVENT-PTB Study – Sub-analysis

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Impacts of care management for patients screened with the PreTRM® Test was demonstrated in a recent publication Secondary analysis of the PREVENT-PTB randomized trial comparing screening with the PreTRM test versus no screening • Assessment of gestational age shift in PREVENT-PTB study • Assessment of the impact of care management on Neonatal Intensive Care Unit (NICU) length of stay • Analyzed the subgroup of patients with the lowest decile of each outcome to avoid diluting the outcome by the majority who delivered at term Risk-reduction protocol for patients screened at higher risk with the PreTRM® Test 1. Care Management • Weekly calls or app-based platform • Focused patient education • Directed lifestyle modification • Premature birth prevention visit (OB and/or MFM) • Scheduled at <24 weeks, and 26-30 weeks gestational age • The second preterm birth prevention visit included an ultrasound measurement of cervical length • Providers to emphasize vigilance and prompt action for early signs and symptoms of premature labor 2. Low-Dose Aspirin (LDA; 81 mg daily)

Care management for patients screened with the PreTRM® Test demonstrated significant reductions in NICU length of stay for those at the greatest risk for preterm birth

Neonatal Intensive Care Unit (NICU) Length of Stay


100%
80%
60%
40%
20%
0%
Proportion of Neonates Remaining in the NICU
P=0.02
Control
Screened
Mean:
13.32 Days
Mean:
39.92 Days
10
30
50
70
90
110
130
150
Gestational Age (days)

Control Arm (Standard of Care)	16	12	9	8	5	4	3	3	2	2	2	2	2	1	1	1
Screened Arm (PreTRM + Interventions)	14	3	3	2	2	1										



26.6 Day

Reduction in neonatal Intensive Care Unit (NICU) length of stay

Subgroup defined by the earliest decile of each group, i.e., the 10% of subjects with the lowest Ga_{birth} From the PREVENT-PTB Study.

Reference: C. Andrew Combs, John A.F. Zupancic, Mike Walker, Jing Shi. Prediction and Prevention of Preterm Birth: Secondary Analysis of a Randomized Intervention Trial. J Clin Med 2023;12(17). DOI: 10.3390/jcm12175459.

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS®
The Pregnancy Company®

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Lorem ipsum P ro p o rt io n o f P a ti e n ts R e m a in in g U n d e li v e re d Gestational Age (weeks) Gestational Age at Birth Excluding subjects treated with 170HPC Subgroup defined by the earliest decile of each group, i.e., the 10% of subjects with the lowest Gabirth From the PREVENT-PTB Study. Reference: C. Andrew Combs, John A.F. Zupancic, Mike Walker, Jing Shi. Prediction and Prevention of Preterm Birth: Secondary Analysis of a Randomized Intervention Trial. J Clin Med 2023;12(17). DOI: 10.3390/jcm12175459. Care management for patients screened with the PreTRM® Test demonstrated significant improvements gestational age at birth for those at the greatest risk for preterm birth 67% Reduction in babies born before 35 weeks

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Care Coordination Pilot

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. CONFIDENTIAL Piloting offering to support higher risk patients by coordinating with physician's care • Addresses a hurdle to test adoption by increasing the comfort level of physicians • May help establish care guidelines as soon as possible Care Coordination

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Real-world Evidence Development

Real-World Evidence Implementation Programs

Systems participating in RWEs with influential KOLs may convert to ongoing customers upon completion of a successful pilot – may not need to wait for PRIME or Guidelines and may become advocates for payer coverage

MFM CHAMPION | KEY OPINION LEADER

Objective: Expand PreTRM clinical utility data and replicate RCT evidence in the real world

Potential Numbers: MFM driven top-down strategy with implementations yielding 1500-2000 units per site

Planned Timing: Launch multiple programs in the coming year

Metrics: Process metrics (testing & intervention bundles with compliance rates) and outcome metrics

Publication: Plan to publish real-world outcomes

CONFIDENTIAL

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are registered trademarks of Sera Prognostics, Inc. in the United States.

SERA PROGNOSTICS® The Pregnancy Company®

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Medium-term Vision Building a multi-product platform

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. CONFIDENTIAL Product Portfolio: Time To Birth (TTB) Intended Use To provide a more accurate estimate of when a mother’s baby will be delivered for the purposes of planning maternity leave, travel, visitors, etc. This is not a clinical test and should not be used to plan interventions. Only reports results for term pregnancies Value Proposition For a significant population of Moms-to-be, TTB can offer planning, preparations, and expectations filled with hope and anticipation rather than anxiety and uncertainty by avoiding unwelcome surprises Market Assessment Two independent market surveys of consumers show a strong demand for the TTB test Validation Status Verification and validation done on two cohorts (PAPR, TREETOP) Performance More accurate than the traditionally estimated due date. Commercial Model Consumer pay, direct-to-consumer and business-to-business arrangements

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. CONFIDENTIAL Product Portfolio: Pregnancy Risk Prediction Panel Intended Use To provide a woman and her physician a risk assessment for multiple pregnancy complications assessing both High Risk (rule-in) and Low Risk (rule-out) results in a single test Value Proposition For OB/GYNs managing high patient volume and focused on preventive care; For Moms seeking to understand the individual risks to their pregnancy journey; For Systems seeking to triage pregnancies to the appropriate level of care Market Assessment Market survey of consumers show a strong demand for predictors of pregnancy complications. Validation Status Clinical validation in 2024 Performance Prototypes have shown very high positive and negative predictive value Commercial Model Physician ordered, payer billed

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Long-term Vision A Bigger Picture

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Today 2023 2024 2025 2026 PreTRM Test Time to Birth Test Pregnancy Risk Prediction Panel Predictive Analytics Product Sera is more than just PreTRM 2027 *All dates estimated

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are registered trademarks of Sera Prognostics, Inc. in the United States. As many as 30% of pregnancies are affected by various complications (i.e., a high-risk pregnancy), including: preterm birth, preeclampsia, fetal growth restriction, stillbirth, hypertension of pregnancy, gestational diabetes, and others The economic consequences of preterm birth alone are estimated to be approximately $25 billion annually We see a compelling opportunity to partner on the use of proteomics and predictive analytics using our high-value data set across nearly 20,000 pregnancies Data As An Asset 30% $25B 20k We have the capability to integrate our pregnancy complication datasets with clinical and demographic data within our proprietary pregnancy assays

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are registered trademarks of Sera Prognostics, Inc. in the United States. Currently exploring opportunities with partners in: International Expansion EUROPE ASIA MIDDLE EAST

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. Key Upcoming Events

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. CONFIDENTIAL Upcoming Events - next 6 months Date Event September 26, 2023 Cantor Global Healthcare Conference November 8, 2023 Q3 Earnings Call (expected date) March 20, 2024 FY 2023 Earnings Call (expected date)

©2023 Sera Prognostics, Inc. All rights reserved. PreTRM, Sera Prognostics and their logos are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States. 1 Questions?